EXHIBIT 99.1
GoPro Announces Third Quarter 2020 Results
Revenue of $281 Million up 109% Sequentially
Subscribers Surpassed 500,000, up 35% Sequentially
Achieved GAAP and Non-GAAP Profitability

SAN MATEO, Calif., November 5, 2020 - GoPro, Inc. (NASDAQ: GPRO) today announced financial results for its third quarter ended September 30, 2020, and posted management commentary on its investor relations website at https://investor.gopro.com.

“Thanks to consistent momentum throughout the quarter and the strong launch of HERO9 Black coupled with our GoPro subscription service, in Q3 GoPro achieved GAAP and non-GAAP profitability, generated $100 million of operating cash flow, and surpassed 500,000 subscribers,” said GoPro founder and CEO, Nicholas Woodman.

“In Q3 2020, our direct-to-consumer and subscription-centric strategy expanded margin, increased subscribers and significantly lowered our operating expenses, resulting in GAAP and non-GAAP profitability. This approach is also enabling efficient working capital management as we drove DSO’s down 25% sequentially, lowered channel inventories and reduced our own investments in inventory,” said Brian McGee, GoPro CFO and COO.

GoPro Q3 2020 Financial Results
•Revenue for Q3 2020 was $281 million, a 109% sequential improvement from $134 million in Q2 2020.
•GAAP gross margin for Q3 2020 was 35.4%, up from 21.7% year-over-year. Non-GAAP gross margin for Q3 2020 was 36.2%, up from 23.4% year-over-year.
•Q3 2020 GAAP net income was $3 million, or $0.02 per share. Q3 2020 non-GAAP net income was $31 million, or $0.20 per share.
•Q3 2020 GAAP operating expenses of $90 million decreased 9% year-over-year. Q3 2020 non-GAAP operating expenses were $68 million, down 25% year-over-year.
•Adjusted EBITDA for Q3 2020 was $39 million, compared to negative ($53) million in Q3 2019.
•Cash and investments totaled $147 million at the end of Q3 2020, compared to $79 million in Q3 2019.
GoPro Q3 2020 Highlights
•In September, GoPro launched HERO9 Black to widespread global acclaim.
•GoPro ended Q3 2020 with 501,000 subscribers, up 35% sequentially and 65% year-over-year.
•GoPro.com achieved a record $81 million in revenue in Q3 2020, up 37% sequentially.
•Camera sell-through was more than 950,000 units in Q3 2020.
•Channel inventory reduced approximately 10% sequentially and 45% since the beginning of 2020.
•Cameras with retail prices above $300 represented 83% of Q3 2020 revenue.
•Street ASPs increased 11% year-over-year to $304.

Results Summary:

	Three months ended September 30,
($ in thousands, except per share amounts)	2020	2019	% Change
Revenue	$280,507	$131,169	113.9%
Gross margin
GAAP	35.4%	21.7%	1,370 bps
Non-GAAP	36.2%	23.4%	1,280 bps
Operating income (loss)
GAAP	$8,854	$(71,198)	(112.4)%
Non-GAAP	$33,446	$(59,566)	(156.1)%
Net income (loss)
GAAP	$3,307	$(74,810)	(104.4)%
Non-GAAP	$31,049	$(61,265)	(150.7)%
Diluted net income (loss) per share
GAAP	$0.02	$(0.51)	(103.9)%
Non-GAAP	$0.20	$(0.42)	(147.6)%
Adjusted EBITDA	$39,179	$(52,715)	(174.3)%

Conference Call
GoPro management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company’s financial results.
Prior to the start of the call, the Company will post Management Commentary on the “Events & Presentations” section of its investor relations website at https://investor.gopro.com. Management will make brief opening comments before taking questions.
To listen to the live conference call, please dial toll free (800) 367-2403 or (334) 777-6978, access code 2978336, approximately 15 minutes prior to the start of the call. A live webcast of the conference call will be accessible on the “Events & Presentations” section of the Company’s website at https://investor.gopro.com. A recording of the webcast will be available on GoPro’s website, https://investor.gopro.com, approximately two hours after the call and for 90 days thereafter.
About GoPro, Inc. (NASDAQ: GPRO)
GoPro helps the world capture and share itself in immersive and exciting ways.
For more information, visit www.gopro.com. Members of the press can access official brand and product images, logos and reviewer guides by visiting GoPro’s press portal. GoPro users can submit their photos, raw video clips and edits to GoPro Awards for an opportunity to be featured on GoPro’s social channels and receive gear and cash awards. Learn more at www.gopro.com/awards. Connect with GoPro on Facebook, Instagram, LinkedIn, TikTok, Twitter, YouTube, and GoPro’s blog The Inside Line.
GoPro, HERO and their respective logos are trademarks or registered trademarks of GoPro, Inc. in the United States and other countries.
GoPro’s Use of Social Media
GoPro announces material financial information using the Company’s investor relations website, SEC filings, press releases, public conference calls and webcasts. GoPro may also use social media channels to communicate about the Company, its brand and other matters; these communications could be deemed material information. Investors and others are encouraged to review posts on Facebook, Instagram, LinkedIn, TikTok, Twitter, YouTube, GoPro’s investor relations website and The Inside Line.
Note Regarding Use of Non-GAAP Financial Measures
GoPro reports gross profit, gross margin, operating expenses, operating income (loss), other income (expense), tax expense, net income (loss) and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis. Additionally, GoPro reports non-GAAP adjusted EBITDA. Non-GAAP items exclude, where applicable, the effects of stock-based compensation, acquisition-related costs, restructuring and other related costs, non-cash interest expense, gain on sale and license of intellectual property and the tax impact of these items. When planning, forecasting and analyzing gross margin, operating expenses, other income (expense), tax expense, net income (loss) and net income (loss) per share for future periods, GoPro does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for reconciling items which are inherently difficult to predict with reasonable accuracy.
Note on Forward-looking Statements
This press release may contain projections or other forward-looking statements within the meaning Section 27A of the Private Securities Litigation Reform Act. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “should,” “will” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements in this presentation may include but are not limited to planned growth and increased profitability in the fourth quarter of 2020 and beyond, and consumer demand and the impact of the COVID-19 pandemic on our business. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are our ability to effectively manage our shift of sales strategy to focus on our direct-to-consumer channel; the risk that we are not able to increase the number of and retain our existing paying subscribers; late stage production delay, the risk that our reduction in operating expenses may impact our ability to meet our business objectives and achieve our revenue targets, and may not result in the expected improvement in our profitability; our ability to continue to focus on expense management; the fact that our plan to profitability depends in part on further penetrating our addressable market, and we may not be successful in doing so; the risk that growing our direct-to-consumer business while reducing our reliance on our other sales channels could impact profitability; the impact of the COVID-19 pandemic and its effect on the United

States and global economies and our business in particular; any inability to successfully manage frequent product introductions (including roadmap for new hardware, software and subscription products) and transitions, including managing our sales channel and inventory, and accurately forecasting future sales; the fact that a small number of retailers and distributors account for a substantial portion of our revenue and our level of business with them could be significantly reduced due to retail closures related to COVID-19; our transition away from some distributors and retailers; our reliance on third party suppliers, some of which are sole source suppliers, to provide components for our products and our reliance on third party logistics partners to deliver without interruption; our dependence on sales of our cameras, mounts and accessories, and subscription services for substantially all of our revenue (and the effects of changes in the sales mix or decrease in demand for these products); the fact that an economic downturn or economic uncertainty in our key U.S. and international markets, as well as fluctuations in currency exchange rates, may adversely affect consumer discretionary spending; any changes to trade agreements, trade policies, tariffs, and import/export regulations; the effects of the highly competitive market in which we operate, including new market entrants; the fact that we may not be able to achieve revenue growth or profitability in the future; risks related to inventory, purchase commitments and long-lived assets; difficulty in accurately predicting our future customer demand; the importance of maintaining the value and reputation of our brand; the risk that the e-commerce technology systems that give consumers the ability to shop online do not function effectively; the risk that we will encounter problems with our distribution system; the threat of a security breach or other disruption including cyberattacks; the concern that our intellectual property and proprietary rights may not adequately protect our products and services; and other factors detailed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2019, which is on file with the Securities and Exchange Commission (SEC), and as updated in future filings with the SEC including the Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. GoPro disclaims any obligation to update these forward-looking statements.

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Operations
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2020	2019	2020	2019
Revenue	$280,507	$131,169	$534,153	$666,306
Cost of revenue	181,195	102,737	355,722	455,342
Gross profit	99,312	28,432	178,431	210,964

Operating expenses:
Research and development	37,235	34,940	104,074	111,215
Sales and marketing	34,378	48,848	112,845	148,273
General and administrative	18,845	15,842	53,686	49,909
Total operating expenses	90,458	99,630	270,605	309,397
Operating income (loss)	8,854	(71,198)	(92,174)	(98,433)
Other income (expense):
Interest expense	(5,260)	(4,623)	(14,774)	(14,032)
Other income (expense), net	955	738	462	1,503
Total other expense, net	(4,305)	(3,885)	(14,312)	(12,529)
Income (loss) before income taxes	4,549	(75,083)	(106,486)	(110,962)
Income tax expense (benefit)	1,242	(273)	4,710	(500)
Net income (loss)	$3,307	$(74,810)	$(111,196)	$(110,462)

Net income (loss) per share
Basic	$0.02	$(0.51)	$(0.75)	$(0.77)
Diluted	$0.02	$(0.51)	$(0.75)	$(0.77)

Weighted-average number of shares outstanding:
Basic	149,406	145,617	148,491	144,306
Diluted	151,849	145,617	148,491	144,306

GoPro, Inc.
Preliminary Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$146,871	$150,301
Marketable securities	—	14,847
Accounts receivable, net	107,168	200,634
Inventory	132,816	144,236
Prepaid expenses and other current assets	26,124	25,958
Total current assets	412,979	535,976
Property and equipment, net	26,455	36,539
Operating lease right-of-use assets	33,218	53,121
Intangible assets, net and goodwill	148,396	151,706
Other long-term assets	12,539	15,461
Total assets	$633,587	$792,803

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$124,996	$160,695
Accrued expenses and other current liabilities	104,026	141,790
Short-term operating lease liabilities	9,053	9,099
Deferred revenue	19,459	15,467
Total current liabilities	257,534	327,051
Long-term debt	156,782	148,810
Long-term operating lease liabilities	54,293	62,961
Other long-term liabilities	21,881	20,452
Total liabilities	490,490	559,274

Stockholders’ equity:
Common stock and additional paid-in capital	951,639	930,875
Treasury stock, at cost	(113,613)	(113,613)
Accumulated deficit	(694,929)	(583,733)
Total stockholders’ equity	143,097	233,529
Total liabilities and stockholders’ equity	$633,587	$792,803

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Cash Flows
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2020	2019	2020	2019
Operating activities:
Net income (loss)	$3,307	$(74,810)	$(111,196)	$(110,462)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	4,802	6,421	15,495	19,823
Non-cash operating lease cost	749	2,210	4,907	7,599
Stock-based compensation	8,413	9,769	21,926	30,160
Deferred income taxes	(104)	110	(51)	13
Non-cash restructuring charges	1,943	—	5,242	(199)
Restructuring-related impairment	12,460	—	12,460	—
Non-cash interest expense	2,498	2,255	7,348	6,633
Other	(461)	(1,008)	738	(779)
Net changes in operating assets and liabilities	65,950	8,378	30,660	(65,483)
Net cash provided by (used in) operating activities	99,557	(46,675)	(12,471)	(112,695)

Investing activities:
Purchases of property and equipment, net	(2,397)	(4,311)	(4,560)	(6,310)
Purchases of marketable securities	—	(13,469)	—	(43,636)
Maturities of marketable securities	—	16,460	14,830	51,738
Sale of marketable securities	—	—	—	1,889
Asset acquisition	—	—	(438)	—
Net cash provided by (used in) investing activities	(2,397)	(1,320)	9,832	3,681

Financing activities:
Proceeds from issuance of common stock	1,599	1,697	3,508	5,574
Taxes paid related to net share settlement of equity awards	(2,359)	(1,801)	(4,713)	(5,798)
Proceeds from borrowings	—	—	30,000	—
Repayment of borrowings	(30,000)	—	(30,000)	—
Net cash used in financing activities	(30,760)	(104)	(1,205)	(224)
Effect of exchange rate changes on cash and cash equivalents	792	(135)	414	159
Net change in cash and cash equivalents	67,192	(48,234)	(3,430)	(109,079)
Cash and cash equivalents at beginning of period	79,679	91,250	150,301	152,095
Cash and cash equivalents at end of period	$146,871	$43,016	$146,871	$43,016

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
To supplement our unaudited selected financial data presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin, operating expenses, operating income (loss), other income (expense), tax expense, net income (loss), diluted net income (loss) per share and adjusted EBITDA. We also provide forecasts of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other income (expense), non-GAAP tax expense, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. We use these non-GAAP financial measures to help us understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operational plans. Our management uses, and believes that investors benefit from referring to these non-GAAP financial measures in assessing our operating results. These non-GAAP financial measures should not be considered in isolation from, or as an alternative to, the measures prepared in accordance with GAAP, and are not based on any comprehensive set of accounting rules or principles. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:
•the comparability of our on-going operating results over the periods presented;
•the ability to identify trends in our underlying business; and
•the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.
These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Some of these limitations are:
•adjusted EBITDA does not reflect tax payments that reduce cash available to us;
•adjusted EBITDA excludes depreciation and amortization and, although these are non-cash charges, the property and equipment being depreciated and amortized often will have to be replaced in the future, and adjusted EBITDA does not reflect any cash capital expenditure requirements for such replacements;
•adjusted EBITDA excludes the amortization of point of purchase (POP) display assets because it is a non-cash charge, and is treated similarly to depreciation of property and equipment and amortization of acquired intangible assets;
•adjusted EBITDA and non-GAAP net income (loss) exclude the impairment of intangible assets because it is a non-cash charge that is inconsistent in amount and frequency;
•adjusted EBITDA and non-GAAP net income (loss) exclude restructuring and other related costs which primarily include severance-related costs, stock-based compensation expenses, facilities consolidation charges recorded in connection with restructuring actions announced in the fourth quarter of 2016, first quarter of 2017, first quarter of 2018 and second quarter of 2020, and the related ongoing operating lease cost of those facilities recorded under Accounting Standards Codification 842, Leases. These expenses do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of current operating performance or comparisons to the operating performance in other periods;
•adjusted EBITDA and non-GAAP net income (loss) exclude stock-based compensation expense related to equity awards granted primarily to our workforce. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, we note that companies calculate stock-based compensation expense for the variety of award types that they employ using different valuation methodologies and subjective assumptions. These non-cash charges are not factored into our internal evaluation of net income (loss) as we believe their inclusion would hinder our ability to assess core operational performance;
•non-GAAP net income (loss) excludes acquisition-related costs including the amortization of acquired intangible assets (primarily consisting of acquired technology), the impairment of acquired intangible assets (if applicable), as well as third-party transaction costs incurred for legal and other professional services. These costs are not factored into our evaluation of potential acquisitions, or of our performance after completion of the acquisitions, because these costs are not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such costs are inconsistent and vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses being acquired. Although we exclude the amortization of acquired intangible assets from our non-GAAP net income (loss), management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation;
•non-GAAP net income (loss) excludes non-cash interest expense. In connection with the issuance of the Convertible Senior Notes in April 2017, we are required to recognize non-cash interest expense in accordance with the authoritative accounting guidance for convertible debt that may be settled in cash;
•non-GAAP net income (loss) excludes a gain on the sale and license of intellectual property. This gain is not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such gains are inconsistent;
•non-GAAP net income (loss) includes income tax adjustments. We utilize a cash-based non-GAAP tax expense approach (based upon expected annual cash payments for income taxes) for evaluating operating performance as well as for planning and forecasting purposes. This non-GAAP tax approach eliminates the effects of period specific items, which can vary in size and frequency and does not necessarily reflect our long-term operations. Historically, we computed a non-GAAP tax rate based on non-GAAP pre-tax income on a quarterly basis, which considered the income tax effects of the adjustments above; and
•other companies may calculate these non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliations of non-GAAP financial measures are set forth below:

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2020	2019	2020	2019
GAAP net income (loss)	$3,307	$(74,810)	$(111,196)	$(110,462)
Stock-based compensation:
Cost of revenue	340	448	1,175	1,483
Research and development	3,597	4,507	9,682	14,068
Sales and marketing	1,601	2,084	4,107	6,518
General and administrative	2,875	2,730	6,962	8,091
Total stock-based compensation	8,413	9,769	21,926	30,160

Acquisition-related costs:
Cost of revenue	964	1,863	3,875	5,954
Total acquisition-related costs	964	1,863	3,875	5,954

Restructuring and other costs:
Cost of revenue	938	—	1,270	87
Research and development	5,883	—	8,383	881
Sales and marketing	3,974	—	11,189	498
General and administrative	4,420	—	5,660	701
Total restructuring and other costs	15,215	—	26,502	2,167

Non-cash interest expense	2,498	2,255	7,348	6,633
Income tax adjustments	652	(342)	3,260	(1,695)
Non-GAAP net income (loss)	$31,049	$(61,265)	$(48,285)	$(67,243)

GAAP shares for diluted net income (loss) per share	151,849	145,617	148,491	144,306
Non-GAAP shares for diluted net income (loss) per share	151,849	145,617	148,491	144,306

GAAP diluted net income (loss) per share	$0.02	$(0.51)	$(0.75)	$(0.77)
Non-GAAP diluted net income (loss) per share	$0.20	$(0.42)	$(0.33)	$(0.47)

	Three months ended September 30,		Nine months ended September 30,
(dollars in thousands)	2020	2019	2020	2019
GAAP gross profit as a % of revenue	35.4%	21.7%	33.4%	31.7%
Stock-based compensation	0.1	0.3	0.2	0.2
Acquisition-related costs	0.4	1.4	0.8	0.9
Restructuring and other costs	0.3	—	0.2	—
Non-GAAP gross profit as a % of revenue	36.2%	23.4%	34.6%	32.8%

GAAP operating expenses	$90,458	$99,630	$270,605	$309,397
Stock-based compensation	(8,073)	(9,321)	(20,751)	(28,677)
Restructuring and other costs	(14,277)	—	(25,232)	(2,080)
Non-GAAP operating expenses	$68,108	$90,309	$224,622	$278,640

GAAP operating income (loss)	$8,854	$(71,198)	$(92,174)	$(98,433)
Stock-based compensation	8,413	9,769	21,926	30,160
Acquisition-related costs	964	1,863	3,875	5,954
Restructuring and other costs	15,215	—	26,502	2,167
Non-GAAP operating income (loss)	$33,446	$(59,566)	$(39,871)	$(60,152)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2020	2019	2020	2019
GAAP net income (loss)	$3,307	$(74,810)	$(111,196)	$(110,462)
Income tax expense (benefit)	1,242	(273)	4,710	(500)
Interest expense, net	5,241	4,278	14,551	12,840
Depreciation and amortization	4,802	6,421	15,495	19,823
POP display amortization	959	1,900	3,468	5,838
Stock-based compensation	8,413	9,769	21,926	30,160
Restructuring and other costs	15,215	—	26,502	2,167
Adjusted EBITDA	$39,179	$(52,715)	$(24,544)	$(40,134)

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